POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert P. McKinney, T. Christopher Pledger and
Blake Schuhmacher, or any one of them acting singly and with full power of substitution, as the undersigned's true and lawful attorneys-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), with respect to the undersigned's holdings of and transactions in securities issued by Westrock Coffee Holdings, LLC and any successor entity, including any corporation resulting from the conversion of Westrock Coffee Holdings, LLC (collectively, the
"Company"), to:

(1)	execute for and on behalf of the undersigned Forms 3,
4 and 5 (including any amendments thereto), and Form ID, if necessary, to obtain EDGAR codes and related documentation for use in filing Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, 5 or Form ID (or any amendments thereto) and the filing of such form with the United States Securities and Exchange Commission, any stock exchange or similar authority and any other authority as required by law;

(3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in its discretion; and

(4)	seek or obtain, as the undersigned's attorneys-in-fact and on the undersigned behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and approves and ratifies any such release of such information.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or other applicable securities laws or rules.

This Power of Attorney does not relieve the undersigned from any responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act. Additionally, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section 16 reports on behalf of the undersigned due to various factors and the undersigned's and the Company's need to rely on others for information, including the undersigned and brokers of the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 19th day of August, 2022.

Westrock Group, LLC

By: 	Greenbrier Holdings, LLC
	its manager

By: 	/s/ Scott T. Ford
Name: 	Scott T. Ford
Title: 	Sole Member